Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" in the prospectus and to the use of our report dated February 15, 2002 with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-71956) and the related Prospectus of Transamerica Occidental Life Separate Account VUL-6.

/s/ Ernst & Young LLP

Los Angeles, California
April 25, 2002